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                                                                Exhibit 99.5


TRANSTECHNOLOGY CORPORATION
PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOOTNOTES FOR FISCAL YEARS ENDED MARCH 31, 1999, 2000, 2001
(UNAUDITED)




a        Results of discontinued business units

b        Exclude all corporate expenses

c Interest expense has been allocated to discontinued business units based upon the average net asset values of discontinued businesses as a percentage of total net assets of the Company. Average net assets were calculated based on beginning and end of period net asset amounts.

d Tax effects of pro forma adjustments were calculated using statutory rates in effect during the periods presented and reflect the estimated tax attributes of the income and assets of the underlying businesses.